Exhibit 10.2

Director Compensation

RESOLUTION OF THE
BOARD OF DIRECTORS OF
PACIFIC GAS AND ELECTRIC COMPANY

June 16, 2004

                        BE IT RESOLVED that, effective July 1, 2004, directors who are not employees of this company or PG&E Corporation (“non-employee directors”) shall be paid a retainer of $11,250 per calendar quarter which shall be in addition to any fees paid for attendance at Board and Board committee meetings; provided, however, that a non-employee director shall not be paid a retainer by this company for any calendar quarter during which such director also serves as a director or advisory director of PG&E Corporation; and

                        BE IT FURTHER RESOLVED that, effective July 1, 2004, the non-employee directors who are duly appointed to chair the committees of this Board shall be paid an additional retainer of $1,875 per calendar quarter or, in the case of the chair of the Audit Committee, an additional retainer of $12,500 per calendar quarter; provided, however, that a non-employee director duly appointed to chair a committee of this Board shall not be paid an additional retainer by this company for any calendar quarter during which such director also serves as chair of the corresponding committee of the PG&E Corporation Board of Directors; and

                        BE IT FURTHER RESOLVED that, effective July 1, 2004, non-employee directors attending any meeting of the Board not held concurrently or sequentially with a meeting of the Board of Directors of PG&E Corporation, or any meeting of a Board committee not held concurrently or sequentially with a meeting of the corresponding committee of the PG&E Corporation Board, shall be paid a fee of $1,750 for each such meeting attended; provided, however, that non-employee directors attending any meeting of the Audit Committee of this Board which is not held concurrently or sequentially with a meeting of the Audit Committee of the PG&E Corporation Board, shall be paid a fee of $2,750 for each such meeting attended; and

                        BE IT FURTHER RESOLVED that any non-employee director may participate in a Directors’ Voluntary Stock Purchase Program by instructing the Corporate Secretary to withhold an amount equal to but not less than 20 percent of his or her meeting fees and/or quarterly retainers for the purpose of acquiring shares of PG&E Corporation common stock on behalf of said director, provided that once a non-employee director has so instructed the Corporate Secretary, said director may not modify or discontinue such instruction for at least 12 calendar months; and

                        BE IT FURTHER RESOLVED that members of this Board shall be reimbursed for reasonable expenses incurred in attending Board or committee meetings; and

                        BE IT FURTHER RESOLVED that, effective July 1, 2004, the resolution on this subject adopted by the Board of Directors on December 17, 1997, is hereby superseded.

                        I, LINDA Y.H. CHENG, do hereby certify that I am Corporate Secretary of PACIFIC GAS AND ELECTRIC COMPANY, a corporation organized and existing under the laws of the State of California; that the above and foregoing is a full, true, and correct copy of a resolution which was duly adopted by the Board of Directors of said corporation at a meeting of said Board which was duly and regularly called and held on June 16, 2004; and that this resolution has never been amended, revoked, or repealed, but is still in full force and effect.

                        WITNESS my hand and the seal of said corporation hereunto affixed this 29th day of July, 2004.

LINDA Y.H. CHENG
_______________________________
Linda Y.H. Cheng
Corporate Secretary
PG&E CORPORATION

C  O  R  P  O  R  A  T  E

         S  E  A  L